ROADRUNNER TRANSPORTATION SYSTEMS Q3 2019 Management Call YOUR GOODS. OUR BEST. YOUR GOODS. OUR BEST.®

SAFE HARBOR STATEMENT This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which relate to future events or performance. Forward-looking statements include, among others, statements regarding Roadrunner’s planned path to improved operational performance; the expected operations restructuring costs related to the downsizing of the dry van business; expected insurance claims recoveries; our ability to maximize our go-to- market capabilities; and the ability to improve our operating performance, increase our returns on invested capital and create value. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward- looking statements are based on Roadrunner’s current assumptions, expectations and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties and changes in circumstances that may cause Roadrunner’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. Such factors include, among others, risks related to the restatement of Roadrunner’s previously issued financial statements, the remediation of Roadrunner’s identified material weaknesses in its internal control over financial reporting, the litigation resulting from the restatement of Roadrunner’s previously issued financial statements and the other risk factors contained in Roadrunner’s SEC filings, including Roadrunner’s Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Reports on Form 10-Q for the first three quarters of 2019. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, Roadrunner assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof. YOUR GOODS. OUR BEST.® 2

INFORMATION ABOUT ADJUSTED EBITDA EBITDA represents earnings before interest, taxes, depreciation and amortization. Roadrunner calculates Adjusted EBITDA as EBITDA excluding impairment and other non-cash gains and losses, other long-term incentive compensation expenses, loss on debt restructuring, settlement of contingent purchase obligations, operations restructuring costs, and corporate restructuring and restatement costs associated with legal, consulting and accounting matters, including internal and external investigations. Roadrunner uses Adjusted EBITDA as a supplemental measure in evaluating its operating performance and when determining executive incentive compensation. Roadrunner believes Adjusted EBITDA is useful to investors in evaluating its performance compared to other companies in its industry because it assists in analyzing and benchmarking the performance and value of a business. The calculation of Adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. Although Roadrunner’s management uses Adjusted EBITDA as a financial measure to assess the performance of its business compared to that of others in Roadrunner’s industry, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of Roadrunner’s results as reported under GAAP. Some of these limitations are: • Adjusted EBITDA does not reflect Roadrunner’s cash expenditures, future requirements for capital expenditures or contractual commitments; • Adjusted EBITDA does not reflect changes in, or cash requirements for, Roadrunner’s working capital needs; • Adjusted EBITDA does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on Roadrunner’s debt or dividend payments on Roadrunner’s preferred stock; • Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and Adjusted EBITDA does not reflect any cash requirements for such replacements; and • Other companies in Roadrunner’s industry may calculate Adjusted EBITDA differently than Roadrunner does, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to Roadrunner to invest in the growth of the company’s business. Roadrunner compensates for these limitations by relying primarily on Roadrunner’s results of operations under GAAP. YOUR GOODS. OUR BEST.® 3

AGENDA 1. Opening Comments 2. 2019 Third Quarter & First Nine Months Financial Results 3. Q3 Business Trends 4. Strategic Focus 5. Question & Answer YOUR GOODS. OUR BEST.® 4

OPENING COMMENTS • Revenue and Adjusted EBITDA declined in 2019 third quarter primarily due to continued lower market demand and rates amplified by the strike at the company’s largest customer, General Motors, which reduced revenue by approximately $17 million in September and an estimated $31 million in October • Malware attack was successfully managed; quarantined servers and applications primarily impacted the LTL segment which reduced revenue by approximately $7 million in September and an estimated $3 million in October • Peak™ enterprise logistics technology platform implementation on track in Active On- Demand and Ascent segments; increased technology investments in LTL segment • Initiated dry van downsizing and path to improved operational performance • Successful divestiture of intermodal services business within the Truckload segment for $51.25 million; closed on November 5, 2019 • Progress made on narrowing strategic focus to value-added logistics and asset-light LTL businesses YOUR GOODS. OUR BEST.® 5

Third Quarter 2019 Results YOUR GOODS. OUR BEST.® 6

SUMMARY OF Q3 2019 RESULTS Financial Summary Revenues of $459.1 million in Q3 2019 vs. $536.6 million in Q3 2018 • Lower revenues were primarily due to declines in air and ground expedited logistics at Active On-Demand as well as reduced shipment volumes and rates at the Ascent and Truckload segments • Third quarter 2019 results were also negatively impacted by the General Motors strike in the last two weeks of September, which reduced revenue in the Active On-Demand and Truckload segments by approximately $13 million and $4 million, respectively, and a malware attack in September that negatively impacted revenue in the LTL segment by approximately $7 million Operating loss of $92.8 million in Q3 2019 vs. $10.8 million in Q3 2018 • Impacting the consolidated operating loss in Q3 2019 was $39.7 million of goodwill, intangible asset, and asset impairment charges and $13.4 million of operations restructuring costs related to the downsizing of the dry van business • The General Motors strike and malware attack adversely impacted margin by $6 million • Excluding impairment and operations restructuring costs, the higher consolidated operating loss in Q3 2019 was primarily attributable to the impact of lower revenues across all of the company’s operating segments and higher insurance and claims costs mostly attributable to the Truckload segment Net loss of $97.8 million in Q3 2019 vs. $41.6 million in Q3 2018 • In addition to the consolidated operating loss explanations above, the consolidated net loss in Q3 2019 was also impacted by a decrease in interest expense of $30.3 million resulting from the redemption of the preferred stock in Q1 2019 and a lower benefit from income taxes • The Q3 2019 effective income tax rate was 0.6% as compared to 10.8% in Q3 2018 Loss per share available to common stockholders of $2.60 in Q3 2019 vs. $26.99 in Q3 2018 • On April 5, 2019, the company executed a 1-for-25 reverse stock split; All share and per common share data has been retroactively adjusted for all periods presented • The weighted average common stock outstanding used in the calculation of loss per share was significantly higher in the third quarter of 2019 due to the company’s issuance of 36 million shares of common stock in the rights offering that was completed in February 2019 Adjusted EBITDA decreased to ($16.5) million in Q3 2019 from $4.5 million in Q3 2018 • Note: For a reconciliation of Adjusted EBITDA to Net (Loss) Income, see our press release dated November 6, 2019 and slide 9 YOUR GOODS. OUR BEST.® 7

REVENUE BY SEGMENT Third Quarter 2019 vs. 2018 The table below shows the changes in revenues and is based on management’s analysis and estimates. Three Months Ended September 30, 2019 (In thousands) Active On- Corporate/ Ascent Demand LTL TL Eliminations Total Q3 Revenue 2018 $ 145,632 $ 146,217 $ 113,948 $ 140,663 $ (9,876) $ 536,584 Organic Growth (Decline) (19,732) (24,578) 478 (9,417) 377 (52,872) Strike at General Motors -- (13,365) -- (4,050) -- (17,415) Malware Attack -- -- (7,150) -- -- (7,150) Q3 Revenue 2019 $ 125,900 $ 108,274 $ 107,276 $ 127,196 $ (9,499) $ 459,147 Percent change in quarter over quarter revenue (13.5) % (25.9) % (5.9) % (9.6) % (14.4) % YOUR GOODS. OUR BEST.® 8

ADJUSTED EBITDA

Third Quarter 2019 vs. 2018

(In thousands)

		Ascent		Active On-Demand		LTL		TL		Corporate/ Eliminations		Total
Three Months Ended September 30, 2019												
Net (loss) income	$	(29,141)	$	202	$	(13,140)	$	(30,974)	$	(24,698)	$	(97,751)
Plus: Total interest expense		92		--		415		830		4,143		5,480
Plus: Benefit from income taxes		(10)		--		--		--		(544)		(554)
Plus: Depreciation and amortization		1,590		2,143		1,880		7,022		2,836		15,471
Plus: Impairment charges		34,528		--		1,076		4,064		--		39,668
Plus: Long-term incentive compensation expenses		--		--		--		--		3,479		3,479
Plus: Operations restructuring costs		--		--		--		13,426		--		13,426
Plus: Corporate restructuring and restatement costs		--		--		--		--		4,267		4,267
Adjusted EBITDA	**$**	**7,059**	**$**	**2,345**	**$**	**(9,769)**	**$**	**(5,632)**	**$**	**(10,517)**	**$**	**(16,514)**
Adjusted EBITDA as a % of revenue		*5.6 %*		*2.2 %*		*(9.1) %*		*(4.4) %*		--		*(3.6) %*
Three Months Ended September 30, 2018												
Net (loss) income	$	7,319	$	5,634	$	(5,072)	$	(6,555)	$	(42,887)	$	(41,561)
Plus: Total interest expense		26		--		32		134		35,606		35,798
Plus: Provision (benefit) for income taxes		129		--		--		--		(5,187)		(5,058)
Plus: Depreciation and amortization		1,183		2,069		876		4,387		1,099		9,614
Plus: Long-term incentive compensation expenses		--		--		--		--		951		951
Plus: Corporate restructuring and restatement costs		--		--		--		--		4,713		4,713
Adjusted EBITDA	**$**	**8,657**	**$**	**7,703**	**$**	**(4,164)**	**$**	**(2,034)**	**$**	**(5,705)**	**$**	**4,457**
Adjusted EBITDA as a % of revenue		*5.9 %*		*5.3 %*		*(3.7) %*		*(1.4) %*		--		*0.8 %*

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First Nine Months 2019 Results YOUR GOODS. OUR BEST.® 10

SUMMARY OF FIRST NINE MONTHS 2019 RESULTS Financial Summary Revenues in first nine months of $1,447.0 million vs. $1,664.6 million in 2018 • Lower revenues were primarily due to revenue declines of $153.2 million in air and ground expedited logistics at Active-On Demand as well as reduced truckload shipment volumes and rate mix at Ascent Operating loss in first nine months of $251.4 million vs. $35.6 million in 2018 • Included in the operating loss for the first nine months of 2019 were $148.8 million of goodwill, intangible asset, software and asset impairment charges; Both periods were also impacted by operations restructuring costs of $13.4 million and $4.7 million, respectively • Excluding impairment and operations restructuring costs, the higher consolidated operating loss in the first nine months of 2019 was primarily attributable to the impact of lower revenues across all of the company’s operating segments Net loss in first nine months of $266.7 million vs. $107.2 million in 2018 • In addition to the consolidated operating loss explanations above, the consolidated net loss in the first nine months of 2019 was impacted by a decrease in interest expense of $65.6 million due to the waiver of interest on the preferred stock which was fully redeemed after completion of the rights offering in February 2019, partially offset by a loss on debt restructuring of $2.3 million • The effective income tax rate was 0.4% and 7.0% during the first nine months of 2019 and 2018, respectively Loss per share available to common stockholders in first nine months of $8.83 vs. $69.58 in 2018 • On April 5, 2019, the company executed a 1-for-25 reverse stock split; All share and per common share data has been retroactively adjusted for all periods presented • As we previously mentioned, the weighted average common stock outstanding used in the calculation of loss per share was significantly higher in the first nine months of 2019 due to the company’s issuance of 36 million shares of common stock in the rights offering that was completed in February 2019 Adjusted EBITDA in first nine months decreased to ($22.3) million from $14.3 million in 2018 • Note: For a reconciliation of Adjusted EBITDA to Net (Loss) Income, see our press release dated November 6, 2019 and slide 13 YOUR GOODS. OUR BEST.® 11

REVENUE BY SEGMENT First Nine Months 2019 vs. 2018 The table below shows the changes in revenues and is based on management’s analysis and estimates. Nine Months Ended September 30, 2019 (In thousands) Active On- Corporate/ Ascent Demand LTL TL Eliminations Total YTD Revenue 2018 $ 425,205 $ 505,753 $ 344,237 $ 430,981 $ (41,582) $ 1,664,594 Organic Growth (Decline) (37,452) (139,851) (9,913) (21,252) 15,422 (193,046) Strike at General Motors -- (13,365) -- (4,050) -- (17,415) Malware Attack -- -- (7,150) -- -- (7,150) YTD Revenue 2019 $ 387,753 $ 352,537 $ 327,174 $ 405,679 $ (26,160) $ 1,446,983 Percent change in year over year revenue (8.8) % (30.3) % (5.0) % (5.9) % (13.1) % YOUR GOODS. OUR BEST.® 12

ADJUSTED EBITDA

First Nine Months 2019 vs. 2018

(In thousands)

	Ascent	Active On-Demand	LTL	TL	Corporate/ Eliminations	Total
Nine Months Ended September 30, 2019						
Net (loss) income	$ (18,097)	$ 785	$ (23,502)	$ (142,861)	$ (83,024)	$ (266,699)
Plus: Total interest expense	280	--	503	2,294	10,917	13,994
Plus: (Benefit from) provision for income taxes	10	--	--	--	(1,017)	(1,007)
Plus: Depreciation and amortization	4,888	6,364	3,603	23,144	7,802	45,801
Plus: Long-term incentive compensation expenses	--	--	--	--	9,805	9,805
Plus: Settlement of contingent purchase obligation	--	--	--	--	360	360
Plus: Impairment charges	34,528	--	1,076	99,400	13,773	148,777
Plus: Loss on debt restructuring	--	--	--	--	2,270	2,270
Plus: Operations restructuring costs	--	--	--	13,426	--	13,426
Plus: Corporate restructuring and restatement costs	--	--	--	--	10,941	10,941
Adjusted EBITDA	**$ 21,609**	**$ 7,149**	**$ (18,320)**	**$ (4,597)**	**$ (28,173)**	**$ (22,332)**
Adjusted EBITDA as a % of revenue	*5.6 %*	*2.0 %*	*(5.6) %*	*(1.1) %*	--	*(1.5) %*
Nine Months Ended September 30, 2018						
Net (loss) income	$ 21,281	$ 19,895	$ (17,555)	$ (17,185)	$ (113,595)	$ (107,159)
Plus: Total interest expense	85	--	88	153	79,247	79,573
Plus: (Benefit from) provision for income taxes	129	--	--	--	(8,169)	(8,040)
Plus: Depreciation and amortization	3,539	6,099	2,689	12,894	2,582	27,803
Plus: Long-term incentive compensation expenses	--	--	--	--	1,954	1,954
Plus: Operations restructuring costs	--	--	--	4,655	--	4,655
Plus: Corporate restructuring and restatement costs	--	--	--	--	15,537	15,537
Adjusted EBITDA	**$ 25,034**	**$ 25,994**	**$ (14,778)**	**$ 517**	**$ (22,444)**	**$ 14,323**
Adjusted EBITDA as a % of revenue	*5.9 %*	*5.1 %*	*(4.3) %*	*0.1 %*	--	*0.9 %*

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DEBT SUMMARY (In millions) 12/31/2018 3/31/2019 6/30/2019 9/30/2019 ABL credit facility $ 134.5 $ 112.4 $ 131.4 $ 148.9 Term loan credit facility 37.3 50.7 50.2 49.2 Finance Lease Liability 51.0 74.0 93.9 92.3 Total Debt $ 222.8 $ 237.1 $ 275.5 $ 290.4 Debt issuance costs (3.1) (3.4) (3.2) (3.1) Preferred Stock 402.9 - - - Total Debt & Preferred Stock $ 622.6 $ 233.7 $ 272.3 $ 287.3 YOUR GOODS. OUR BEST.® 14

Q3 Business Trends YOUR GOODS. OUR BEST.® 15

BUSINESS TRENDS

Ascent Global Logistics

(In thousands, except %s)	Q3 2019	Q3 2018	Q3 vs 2018	YTD 2019	YTD 2018	YTD vs 2018
Domestic Freight Management	$ 70,952	$ 92,033	(22.9%)	$222,539	$271,763	(18.1%)
International Freight Forwarding	$ 28,109	$ 26,915	4.4%	$ 85,646	$ 75,925	12.8%
Retail Consolidation	$ 26,982	$ 26,863	0.4%	$ 80,142	$ 77,742	3.1%
Intrasegment Eliminations	$ (143)	$ (179)	-	$ (573)	$ (224)	-
Total Revenue	**$125,900**	**$145,632**	**(13.5%)**	**$387,753**	**$425,205**	**(8.8%)**
Adjusted EBITDA	**$ 7,059**	**$ 8,657**	**(18.5%)**	**$ 21,609**	**$ 25,034**	**(13.7%)**

Note: For a reconciliation of Adjusted EBITDA to Net Income (Loss), see Slides 9 & 13

Operating Commentary

Strategy

- Integration enabling easier access to more of our brokerage capabilities by more of our customers; including Active On-Demand air and ground expedite service offering
- Consolidating our IT capabilities onto one proprietary enterprise brokerage platform for both Ascent and Active On-Demand segments

Domestic ~ 56% of Q3 Segment Revenue

- Q3 revenue declined as a result of lower brokerage load counts and rates and the planned reduction in the fleet used to back-up our brokerage in certain tight lanes
- Revenue/load declines partially offset by improved brokerage spreads and reduced operating costs
- Q3 and YTD segment Adjusted EBITDA declined primarily due to lower volume and rates in our Domestic offering

International ~ 22% of Q3 Segment Revenue

- Modest Q3 growth vs prior year due to increased volumes with current key customers and onboarding of new customers as a result of focused investment in our sales force
- Growth in Q3 export volumes were offset by declines in ocean import volumes, which have been impacted by uncertainty caused by the current geo-political climate

Retail Consolidation ~ 22% of Q3 Segment Revenue

- Modest Q3 revenue growth with improving profitability from improved freight margins and warehouse productivity

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Roadrunner Transportation Systems 16

BUSINESS TRENDS

Active On-Demand

(In thousands, except %s)	Q3 2019	Q3 2018	Q3 vs 2018	YTD 2019	YTD 2018	YTD vs 2018
Revenue						
Air Expedite						
Fleet	$ 14,144	$ 23,000	(38.5%)	$ 49,006	$ 81,816	(40.1%)
Brokerage	$ 22,144	$ 28,002	(20.9%)	$ 86,897	$ 93,279	(6.8%)
Total Air Expedite	$ 36,287	$ 51,002	(28.9%)	$ 135,903	$ 175,095	(22.4%)
Ground Expedite	$ 71,986	$ 95,215	(24.4%)	$ 216,634	$ 330,658	(34.5%)
Total Revenue	**$ 108,274**	**$ 146,217**	**(25.9%)**	**$ 352,537**	**$ 505,753**	**(30.3%)**
Adjusted EBITDA	**$ 2,345**	**$ 7,703**	**(69.6%)**	**$ 7,149**	**$ 25,994**	**(72.5%)**

Note: For a reconciliation of Adjusted EBITDA to Net Income (Loss), see Slides 9 & 13

Operating Commentary

Strategy

- Provide premium mission-critical air and ground expedite logistics services
- Continue to drive operational improvements and further execution of world-class client solutions
- Offer comprehensive capabilities to give clients the ability to quickly mode shift and leverage IT scale with other Ascent brokerage systems

Trends

- Market demand in Q3 for expedited air and ground declined versus prior year due to lower volumes and lower rates amplified by a $13 million revenue impact from the General Motors strike
- While lagging prior year levels, our air and ground revenue trends during Q3 prior to the General Motors strike were improving over Q2 2019
- The percentage of revenue captured on our aircraft increased both sequentially and YOY due to improved fleet availability
- Q3 2019 Adjusted EBITDA decline primarily driven by reduced trip volumes and market rates in air
- Short term volatility historically moderates over longer periods; business capabilities remain intact to capture revenue and Adjusted EBITDA as demand improves

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BUSINESS TRENDS

Less-than-Truckload

(In thousands, except operating statistics & %s)	Q3 2019	Q3 2018	Q3 vs 2018	YTD 2019	YTD 2018	YTD vs 2018
Adjusted Revenue (Incl. Fuel) (a)	$ 106,657	$ 111,755	(4.6%)	$ 324,891	$ 339,056	(4.2%)
Adjusted Revenue (Ex. Fuel)	$ 93,899	$ 96,510	(2.7%)	$ 284,926	$ 293,330	(2.9%)
Adj. Revenue per Hundredweight (Incl. Fuel)	$ 21.22	$ 21.89	(3.1%)	$ 21.40	$ 21.48	(0.4%)
Adj. Revenue per Hundredweight (Ex. Fuel)	$ 18.68	$ 18.96	(1.5%)	$ 18.77	$ 18.63	0.8%
Adj. Revenue per Shipment (Incl. Fuel)	$ 242.05	$ 254.53	(4.9%)	$ 245.50	$ 244.48	0.4%
Adj. Revenue per Shipment (Ex. Fuel)	$ 213.09	$ 220.50	(3.4%)	$ 215.30	$ 211.97	1.6%
Pounds per Shipment	1,140	1,163	(2.0%)	1,147	1,138	0.8%
Shipments per Day	6,885	7,111	(3.2%)	6,929	7,377	(6.1%)
Backhaul Revenue (b)	$ 731	$ 2,267	(67.8%)	$ 2,534	$ 5,401	(53.1%)
Intrasegment Eliminations (c)	$ (112)	$ (74)	-	$ (251)	$ (220)	-
Total Revenue (a + b + c)	**$ 107,276**	**$ 113,948**	**(5.9%)**	**$ 327,174**	**$ 344,237**	**(5.0%)**
Adjusted EBITDA	**$ (9,769)**	**$ (4,164)**	**(134.6%)**	**$ (18,320)**	**$ (14,778)**	**(24.0%)**

Note: For a reconciliation of Adjusted EBITDA to Net Income (Loss), see Slides 9 & 13

Operating Commentary

Strategy

- Focus on core competency as a metro-to-metro LTL provider, with expansive long haul, regional and next day offerings. This includes:
  - Improving shipment reliability and visibility through investments in technology, centralization and process standardization
  - Sales and marketing initiatives to drive volume in strategic lanes and leveraging our regional capabilities within Expedited Freight Systems
  - Pricing intelligence and network enhancements to improve yield and market share in strategic lanes

EBITDA Trends

- Q3 2019 Adjusted EBITDA loss increased $5.6m from Q3 2018 primarily due to lost revenue, increased operating costs, and bad debt reserves as a result of a malware attack

Revenue & Yield

- Q3 2019 Adj. Revenue decreased 2.7% excluding fuel and 4.6% including fuel, primarily due to a malware attack and impact of reduced fuel surcharge; Revenue per day excluding fuel was growing 1.8% in the quarter prior to the malware attack
- Adj. Revenue per shipment down 3.4% excluding fuel and 4.9% including fuel
- QTD shipments per day reduction of 3.2% due to the malware attack; Prior to the malware attack, QTD shipments per day were growing 1.5%
- Continued success driving our tiered strategy; Revenue in our Tier 1 (Major Metro) lanes was 67.0% in Q3 2019 vs 62.3% in Q3 2018, while revenue in our Tier 3 lanes (Rural Areas) declined from 12.0% in Q3 2018 to 10.6% in Q3 of 2019

Cost

- Q3 2019 direct costs as a percentage of revenue remained flat YOY primarily due to operational inefficiency in pickup, delivery, and dock operations stemming from the malware attack; Linehaul cost and efficiency improved YOY due to improved operational planning and market conditions

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BUSINESS TRENDS

Truckload

(In thousands, except %s)	Q3 2019	Q3 2018	Q3 vs 2018	YTD 2019	YTD 2018	YTD vs 2018
Over-the-Road Revenue	$ 98,580	$ 107,843	(8.6%)	$ 314,219	$ 331,766	(5.3%)
Intermodal Services Revenue	$ 29,202	$ 33,003	(11.5%)	$ 92,603	$ 99,517	(6.9%)
Intrasegment Eliminations	$ (586)	$ (182)	-	$ (1,143)	$ (301)	-
Total Revenue	**$ 127,196**	**$ 140,663**	**(9.6%)**	**$ 405,679**	**$ 430,981**	**(5.9%)**
Adjusted EBITDA	**$ (5,632)**	**$ (2,034)**	**(176.9%)**	**$ (4,597)**	**$ 517**	**(988.6%)**

Note: For a reconciliation of Adjusted EBITDA to Net Income (Loss), see Slides 9 & 13

Operating Commentary

Strategy

- Assessing alternatives in this segment consistent with our strategy to simplify the portfolio by narrowing focus to value-added logistics and asset-light LTL segments
- Intermodal Services business divested on November 5, 2019 for $51.3 million
- Executing plan to improve segment profitability by downsizing of our unprofitable Dry Van business

Over-the-Road ~ 78% of Q3 Segment Revenue

- Consists of our Dry Van, Temperature Controlled and Flatbed fleets which comprised 67%, 21% and 12%, respectively, of the YTD 2019 Over-the-Road revenues
- Dry Van revenue declined 11% in Q3 2019 due to lower freight volumes amplified by the $4 million impact from the General Motors strike
- Temperature Controlled revenue in Q3 2019 declined modestly primarily from decline in rates, partially offset by increased fleet; Profitability improved versus the prior year in Q3 and YTD 2019

Intermodal Services ~ 22% of Q3 Segment Revenue

- Revenue decline in Q3 2019 primarily from declines in load counts due to market softness, as well as adverse effects from Hurricane Dorian and the malware attack

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STRATEGIC FOCUS • Completing the strategic assessment of the Truckload segment • Goal is to simplify our portfolio by narrowing our strategic focus to value-added logistics and asset-light LTL businesses • Intermodal Services Divestiture Complete (over 700 power units and 23 terminal locations) • Simplifies our portfolio • Reduces debt by $22.3 million and eliminates on-going debt service / interest and cap ex • Reduces future auto liability and workers comp insurance costs and claims exposure • Reduces future exposure to reclassification litigation / legislation • Provides additional liquidity • Allows us to quicken internal control remediations • Improves return on invested capital • Dry Van Down-sizing (reducing by ~350 power units and 5 terminal locations) • Achieves most of the above benefits • Allows for improved operating performance and future divestiture • We are considering other divestitures that will enable this strategy YOUR GOODS. OUR BEST.® 20

Q & A Discussion YOUR GOODS. OUR BEST.® 21